IMMEDIATELY
---------------------


                  THE BANK OF NEW YORK COMPANY, INC. REPORTS
                        SECOND QUARTER EPS OF 52 CENTS;
          SECURITIES SERVICING REVENUE UP 8% OVER SECOND QUARTER 2004
                       STRONG NET INTEREST INCOME GROWTH
                          POSITIVE OPERATING LEVERAGE

NEW YORK, N.Y., July 20, 2005 -- The Bank of New York Company, Inc. (NYSE: BK) reported today second quarter net income of $398 million and diluted earnings per share of 52 cents, compared with net income of $371 million and diluted earnings per share of 48 cents in the second quarter of 2004, and net income of $379 million and diluted earnings per share of 49 cents in the first quarter of 2005. Year-to-date net income was $777 million, or $1.00 of diluted earnings per share, compared to $735 million, or 94 cents of diluted earnings per share in 2004.

Second Quarter 2005 Highlights

* Securities servicing fees increased by 8% compared to the second quarter of 2004 and 3% sequentially to $776 million, driven by strong growth in investor services on a year-over-year basis while issuer services was strong sequentially.

* Net interest income grew by 12% versus the second quarter of last year and 3% on a sequential quarter basis reflecting the Company's sound interest rate positioning and strong liquidity generated by its core servicing businesses.

* Positive operating leverage, reflecting top-line growth and tight operating expense control.

* Foreign exchange and other trading revenues grew by 3% compared to the second quarter 2004 and 7% on a sequential quarter basis reflecting continued strong customer flows and a trending market in foreign exchange.

* Private client services and asset management revenue increased by 8% versus the second quarter of 2004 reflecting growth in assets at Ivy Asset Management. On a sequential quarter basis revenues were up 1%.

*  Continued excellent credit performance.

* Acquired on July 1, 2005 Lynch, Jones & Ryan, Inc., a leader in providing commission recapture services to institutional clients.

* Active capital management as the Company repurchased 7.7 million shares during the quarter.

     Chairman and Chief Executive Officer Thomas A. Renyi stated, "Our results for the quarter reflect a strong, balanced performance - broad-based revenue growth coupled with focused expense control. This produced solid positive operating leverage, which has been a primary objective and is satisfying to see. We do recognize that this performance only begins to reflect the progress of our growth and efficiency initiatives and the full potential of our franchise.

     "We see significant opportunity to further expand our market share in our core businesses. Our success in capturing new business over the last six months shows we have the competitive strength and aggressive posture needed to capitalize on every opportunity. We will continue to work to do just that, while also carefully managing our costs."


SECURITIES SERVICING FEES

                                             Percent Inc/(Dec)
                                             -----------------  Year-to-date  Percent
                                             2Q05 vs. 2Q05 vs. --------------   Inc/
(In millions)            2Q05   1Q05   2Q04    1Q05     2Q04    2005    2004   (Dec)
                        ------ ------ ------ -------- -------- ------  ------ -------
Execution and
 Clearing Services      $  294 $  293 $  279       -%       5% $  587  $  582      1%

Investor Services          265    263    229       1       16     528     455     16

Issuer Services            159    139    155      14        3     298     292      2

Broker-Dealer Services      58     56     53       4        9     114     103     11
                        ------ ------ ------                   ------  ------
Securities
  Servicing Fees        $  776 $  751 $  716       3        8  $1,527  $1,432      7
                        ====== ====== ======                   ======  ======



     Securities servicing fees in the second quarter of 2005 were up from the second quarter of 2004 and from the first quarter of 2005, reflecting strong growth in issuer services sequentially and in investor services and broker-dealer services versus the prior year.

     Execution and clearing includes institutional agency brokerage, electronic trading, transition management services, independent research and through Pershing, correspondent clearing services such as clearing, execution, financing, and custody for introducing broker-dealers. The second quarter of 2005 was up from 2004 as modest growth at Pershing was offset by weakness in the execution business. Fees for execution and clearing were essentially unchanged from the first quarter of 2005. In execution services, higher transition management revenue and additional trading days helped to offset the decline in daily trading volumes. Pershing's continuing strategic shift to more value-added, fee-based services helped offset weaker transaction-based revenue.

     Investor services, which includes global fund services, global custody, securities lending, global liquidity services and outsourcing, was up significantly from the second quarter of 2004 and up slightly from the first quarter of 2005. Year-over-year results reflect strong performance across all business lines. Global fund services was favorably impacted by new business and higher international transaction volumes. Securities lending improved year-over-year and sequentially due to continued growth in new business and robust demand for Treasury collateral. Sequential performance reflects strong results in securities lending offset by the negative impact on global custody of lower transaction volumes in Europe. Assets under custody rose to $10.3 trillion as of June 30, 2005, from $8.7 trillion at June 30, 2004 and $9.9 trillion at March 31, 2005.

     Issuer services, which includes corporate trust, depositary receipts and stock transfer, increased versus the second quarter of 2004 and showed strong growth sequentially. The increase versus the second quarter of 2004 primarily reflects higher corporate trust fees due to continued strength in international issuance and structured products. The new business wins in corporate trust are driven by the Company's introduction of new products, analytic tools, and expanded capacity. The sequential quarter increase reflects higher depositary receipts fees due to seasonally higher dividend activity and an increase in corporate trust fees due to new business wins in municipal and structured products.

     Broker-dealer services, which includes government securities clearance and collateral management, increased over both the second quarter of 2004 and the first quarter of 2005, as a result of increased collateral management activity and higher volumes in securities clearance.

NONINTEREST INCOME

                                             Percent Inc/(Dec)
                                             -----------------   Year-to-Date  Percent
                                             2Q05 vs.  2Q05 vs. --------------   Inc/
(In millions)            2Q05   1Q05   2Q04    1Q05      2Q04    2005    2004   (Dec)
                        ------ ------ ------ --------  -------  ------  ------ -------
Servicing Fees
  Securities            $  776 $  751 $  716       3%       8%  $1,527  $1,432      7%

Global Payment
   Services                 76     75     83       1       (8)     151     162     (7)
                        ------ ------ ------                    ------  ------
                           852    826    799       3        7    1,678   1,594      5
Private Client
 Services and Asset
 Management Fees           122    121    113       1        8      243     221     10

Service Charges and Fees   103     92     93      12       11      195     189      3

Foreign Exchange and
 Other Trading Activities  103     96    100       7        3      199     206     (3)

Securities Gains            23     12     12      92       92       35      45    (22)

Other*                      53     31     39      71       36       84     121    (31)
                        ------ ------ ------                    ------  ------
Total Noninterest
  Income                $1,256 $1,178 $1,156       7        9   $2,434  $2,376      2
                        ====== ====== ======                    ======  ======

*See Note (3).


     The second quarter of 2005 increase in noninterest income versus both the year ago quarter and the sequential quarter reflects broadly stronger performance in securities servicing, service charges and fees, securities gains, and other income.

     Global payment services fees were lower than the second quarter and year-to-date periods of 2004 and essentially unchanged on a sequential quarter basis. The decline reflects customers choosing to pay with higher compensating balances, which benefits net interest income, partially offset by new business. On an invoiced services basis, total revenue was up 5% over the second quarter of 2004 and 4% sequentially as new business wins were driven by new capabilities in processing cross-border transactions as well as remote check deposit.

     Private client services and asset management fees for the second quarter were up significantly from the second quarter of 2004 reflecting growth in fees at Ivy Asset Management. The small sequential quarter increase reflects seasonally higher private client fees partially offset by a slight decline in fees at Ivy Asset Management. Total assets under management were $106 billion, up from $93 billion a year ago and $104 billion at March 31, 2005.

     Service charges and fees were up from the second quarter of 2004 and from the first quarter of 2005. For the second quarter and first six months of 2005, service charges and fees were up from 2004, reflecting higher capital markets fees. The sequential quarter increase reflects higher capital markets fees due to increased loan syndication and advisory fees.

     Foreign exchange and other trading revenues were up slightly from the second quarter of 2004 and increased significantly on a sequential quarter basis. In comparison to the second quarter of 2004 the improved results reflect new business wins as well as improved results in interest rate derivatives. Sequential quarter results were paced by new business wins in foreign exchange, seasonal activity tied to dividends and a trending currency market.

     Securities gains in the second quarter were up compared with the second quarter of 2004 and the first quarter of 2005. The increase reflects higher gains in the Company's sponsor fund portfolio. Securities gains declined in the first six months of 2005 versus a year ago reflecting $19 million of realized gains on four sponsor fund investments recorded in the first quarter of 2004.

     Other noninterest income increased versus the second quarter of 2004 and the sequential quarter. The second quarter and year-to-date periods of 2005 include a $17 million gain on the sale of the Company's interest in Financial Models Company, Inc. In the six months ended June 30, 2005, other noninterest income was down from the six months ended June 30, 2004 primarily reflecting a 2004 pre-tax gain of $48 million on the sale of a portion of the Company's investment in Wing Hang Bank Limited. See Note 1.

NET INTEREST INCOME

                                      Percent Inc/(Dec)     Year-to-Date       Percent
                                      ----------------- --------------------   Inc/(Dec)
(Dollars in millions)                 2Q05 vs. 2Q05 vs. 2005   2004    2004  ---------------
                     2Q05  1Q05  2Q04   1Q05     2Q04        Reported Core** Reported Core**
                     ----  ----  ---- -------- -------- ---- -------- ------ -------- ------
Net Interest Income  $470  $455  $421     3%      12%   $925 $    689 $  834    34%     11%
Tax Equivalent
  Adjustment*           7     7     8                     14       14     14
                     ----  ----  ----                   ---- -------- ------
Net Interest Income
  on a Tax Equivalent
  Basis              $477  $462  $429     3       11    $939 $    703 $  848    34      11
                     ====  ====  ====                   ==== ======== ======
Net Interest Rate
 Spread              1.84% 1.93% 1.84%                  1.89%    1.49%  1.84%
Net Yield on Interest
 Earning Assets      2.34  2.36  2.09                   2.35     1.73   2.08

*  See Note (2)

** Excludes SFAS 13 adjustment.  See Note (1).


     The increases in net interest income over 2004 reflect the Company's positioning to benefit from the rise in short-term rates, as well as customers' increasing use of compensating balances to pay for services. The increase from the first quarter of 2005 is due to sound interest rate positioning, driven in part by the expansion of deposit spreads and increased liquidity generated by servicing activities including custody, clearing and corporate trust. The increase in liquidity reflects a solid level of activity through these businesses.

NONINTEREST EXPENSE AND INCOME TAXES


                                              Percent Inc/(Dec)
                                              -----------------  Year-to-date  Percent
                                              2Q05 vs. 2Q05 vs. --------------   Inc/
(In million)              2Q05   1Q05   2Q04   1Q05     2Q04     2005    2004   (Dec)
                         ------ ------ ------ -------- -------- ------  ------ -------
Salaries and
  Employee Benefits      $  640 $  618 $  570      4%      12%  $1,258  $1,144    10%

Net Occupancy                82     78     72      5       14      160     153     5

Furniture and Equipment      51     52     51     (2)       -      103     102     1

Clearing                     42     46     44     (9)      (5)      88      92    (4)

Sub-custodian Expenses       24     23     22      4        9       47      44     7

Software                     55     53     50      4       10      108      99     9

Communications               22     23     23     (4)      (4)      45      47    (4)

Amortization
 of Intangibles              10      8      8     25       25       18      16    13

Other                       197    176    172     12       15      373     328    14
                         ------ ------ ------                   ------  ------
Total Noninterest
   Expense               $1,123 $1,077 $1,012      4       11   $2,200  $2,025     9
                         ====== ====== ======                   ======  ======

     Noninterest expense for the second quarter of 2005 was up compared with the second quarter of 2004 and the first quarter of 2005. The increase versus the year ago quarter reflects staffing costs associated with new business, as well as higher pension and option expenses, expanded occupancy costs associated with business continuity, and higher consulting expenses in other expense. The sequential increase reflects higher salaries and employee benefits tied to new business and revenue growth, higher severance of $5 million, and incremental option expense of $4 million. The year 2005 is the third and final year the adoption of expensing stock options will impact year-over-year expense comparisons. Other expenses were impacted by legal costs which increased by $12 million, including the accrual of $10 million for the potential settlement of certain regulatory matters previously disclosed, and higher seasonal travel expenses.

     Relative to the second quarter of 2004, salaries and employee benefits expense increased reflecting higher pension and stock option expense as well as higher staffing levels associated with growth in investor services and expansion of certain staff functions. Salaries and employee benefits expense for the second quarter increased on a sequential quarter basis, reflecting higher incentives tied to improved revenues and a $5 million increase in severance as the Company accelerated the migration of staff to lower cost locations, as well as an additional $4 million of stock option expense related to grants awarded in March 2005. For the first six months of 2005, salaries and employee benefit expense also was higher, reflecting many of these same factors.

     Occupancy expenses were up sequentially partly reflecting a write-off associated with Ivy's move to a new location. On a year-to-date basis, occupancy expenses were up from 2004 primarily reflecting higher energy costs and business continuity initiatives. Occupancy expense in 2004 included lease termination expenses of $8 million recorded in the first quarter of 2004.

     The increase in software expense versus a year ago reflects spending and development to support business growth, with the sequential quarter comparison largely reflecting a $3 million software write-off.

     The effective tax rate for the second quarter of 2005 was 33.4%, compared to 33.1% in the second quarter of 2004 and 33.1% in the first quarter of 2005. The effective tax rate for the six months period ended June 30, 2005 was 33.3%, compared with 27.8% for the six months period ended June 30, 2004. The increase in the year-to-date period reflects the benefit associated with the SFAS 13 leasing adjustment related to the Company's leasing portfolio in the first quarter of 2004. The effective tax rates in all periods reflect a reclassification related to Section 42 tax credits. See Note 3.

CREDIT LOSS PROVISION AND NET CHARGE-OFFS


                                                                Year-to-Date
                                                             -----------------
(In millions)                    2Q05      1Q05      2Q04      2005     2004
                               -------   -------   -------   -------   -------
Provision                      $     5   $   (10)  $    10   $    (5)  $    22
                               =======   =======   =======   =======   =======
Net Charge-offs:
  Commercial                   $    (2)  $    (3)  $   (11)  $    (5)  $   (16)
  Foreign                           (4)        -        (8)       (4)      (18)
  Regional Commercial                2        (2)        -         -         -
  Consumer                          (7)       (5)       (6)      (12)      (17)
                               -------   -------   -------   -------   -------
     Total                     $   (11)  $   (10)  $   (25)  $   (21)  $   (51)
                               =======   =======   =======   =======   =======


LOANS

                                         June 30,      March 31,       June 30,
(Dollars in millions)                       2005           2005           2004
                                    ------------   ------------   ------------
Margin Loans                        $      6,055   $      6,038   $      6,114
Non-Margin Loans                          34,626         32,726         32,091
                                    ------------   ------------   ------------
Total Loans                         $     40,681   $     38,764   $     38,205
                                    ============   ============   ============

Allowance for Loan Losses           $        562   $        583   $        598
Allowance for Lending-Related
  Commitments                                148            133            177
                                    ------------   ------------   ------------
Total Allowance for Credit Losses   $        710   $        716   $        775
                                    ============   ============   ============

Allowance for Loan Losses
  As a Percent of Total Loans               1.38%          1.50%          1.57%
Allowance for Loan Losses
  As a Percent of Non-Margin Loans          1.62           1.78           1.86
Total Allowance for Credit Losses
  As a Percent of Total Loans               1.75           1.85           2.03
Total Allowance for Credit Losses
  As a Percent of Non-Margin Loans          2.05           2.19           2.42

NONPERFORMING ASSETS

                                                              Change      Percent
                                      June 30,   March 31,  6/30/05 vs.     Inc/
(Dollars in millions)                    2005        2005     3/31/05       (Dec)
                                    ---------   ---------   -----------   --------
Loans:
     Commercial                     $      78   $     124   $      (46)     (37)%
     Foreign                               15          19           (4)     (21)
     Other                                 47          49           (2)      (4)
                                    ---------   ---------   -----------
  Total Nonperforming Loans               140         192          (52)     (27)
Other Real Estate                           -           -            -        -
                                    ---------   ---------   -----------
  Total Nonperforming Assets        $     140   $     192   $      (52)     (27)
                                    =========   =========   ===========

Nonperforming Assets Ratio                0.4%        0.6%
Allowance for Loan
   Losses/Nonperforming Loans           400.5       304.0
Allowance for Loan
   Losses/Nonperforming Assets          400.5       304.0
Total Allowance for Credit
   Losses/Nonperforming Loans           506.1       373.4
Total Allowance for Credit
   Losses/Nonperforming Assets          506.1       373.4


     The sequential quarter decrease in nonperforming loans primarily reflects the disposition of a $36 million loan to a retailer, as well as charge-offs.

OTHER DEVELOPMENTS

     On July 1, 2005, the Company acquired Lynch, Jones & Ryan, Inc. ("LJR"), a subsidiary of Instinet Group. LJR is the pioneer and premier provider of commission recapture programs, with over 30 years experience in providing value-added trading services to institutional investors who comprise 1,400 plan sponsor funds, with more than $2.2 trillion in assets. LJR's headquarters are in New York, with regional offices in Chicago, Dallas, and San Francisco and a presence in London, Tokyo and Sydney. The acquisition of LJR bolsters the Company's position as the leading provider of agency brokerage and commission management services, and reinforces its long-standing commitment to the plan sponsor and institutional fund community around the world.

     In June 2005, the Company and Trust Company of Australia Ltd. (Trust) formed a joint venture that will provide securitization trustee and other agency-related services to Australian-based issuers of debt. The new company will combine Trust's strong local infrastructure and market presence with the Company's global experience and expertise to provide a wide range of trustee and agency services. The joint venture, based in Sydney, begin operating in early June 2005. The joint venture presents the Company with a significant opportunity to expand its footprint in Australia and to capitalize on the sizeable growth potential in the securitization market across a variety of asset classes.

     In July 2005, the Bank of New York and BHF-BANK established BHF BNY Securities Services GmbH as a jointly held subsidiary. Based in Frankfurt am Main, the new company will market Global Custody (Depotbank) services for German investment companies, and securities custody and settlement services for the national and international direct investments of institutional investors.

     In the second quarter of 2005, the Company sold its 28% equity investment in BNY Inter Maritime Bank, a Swiss private bank. The Company did not record a gain or loss on the sale.

     In July 2005, the Company signed a definitive agreement to acquire the bond administration business of Marshall & Ilsley Trust Company N.A., and M&I Marshall & Ilsley Bank (together, "M&I"), where they act as bond trustee, paying/fiscal agent, master trustee, transfer agent and/or registrar. The transaction involves the acquisition of approximately
560 bond trusteeships and agency appointments, representing $4.8 billion of principal debt outstanding for an estimated 225 clients. The transaction is expected to close in the third quarter of 2005.

     In July 2005, the Company raised its quarterly dividend by 5% to 21 cents per share payable August 4, 2005 to shareholders of record on July 26, 2005.

     In July 2005, the Company announced that its board of directors has approved a new share buyback program, which authorizes the Company to purchase 20 million shares on the open market.

CONFERENCE CALL INFORMATION

     Thomas A. Renyi, chairman and chief executive officer, and Bruce W. Van Saun, senior executive vice president and chief financial officer, will review the quarterly results in a live conference call and audio webcast today at 8:00 a.m. ET.

     The presentation will be accessible from the Company's website at

*	www.bankofny.com/earnings and

*	By telephone at (888)677-2456 within the United States or
        (517)623-4161 internationally.

*	Passcode is "The Bank of New York."

*	Replay of the call will be available through the Company's website and also by telephone at (866)513-9973 within the United States or
        (203)369-1999 internationally.

     The Bank of New York Company, Inc. (NYSE: BK) is a global leader in providing a comprehensive array of services that enable institutions and individuals to move and manage their financial assets in more than 100 markets worldwide. The Company has a long tradition of collaborating with clients to deliver innovative solutions through its core competencies: securities servicing, treasury management, investment management, and individual & regional banking services. The Company's extensive global client base includes a broad range of leading financial institutions, corporations, government entities, endowments and foundations. Its principal subsidiary, The Bank of New York, founded in 1784, is the oldest bank in the United States and has consistently played a prominent role in the evolution of financial markets worldwide.

                          ***************************
Notes:
(1) Other First Quarter Developments in 2004 is summarized in the following tables:

(In millions)
                      Applicable  Income Statement  Pre-Tax         After-Tax
Item                    Quarter       Caption        Income   Tax    Income
--------------------  ----------  ----------------  -------  -----  ---------
Net Interest Income(a)
---------------------
SFAS 13 cumulative
 lease adjustment-       First    Net Interest
 (leasing portfolio)               Income           $  (145) $ 113  $    (32)

Noninterest Income(b)
--------------------
Gain on sale of
 Wing Hang               First    Other Income           48    (21)       27

Gain on sponsor          First    Securities
 fund investments                  Gains                 19     (7)       12

Subtotal-Noninterest                                -------  -----  --------
 Income                                                  67    (28)       39

Noninterest Expense(c)
---------------------
Severance tied to        First    Salaries and
 relocations                       Employee Benefits    (10)     4        (6)

Lease terminations       First    Net Occupancy          (8)     3        (5)

Subtotal-Noninterest                                -------  -----  --------
 Expense                                                (18)     7       (11)
                                                    -------  -----  --------
Total                                               $   (96) $  92  $     (4)
                                                    =======  =====  ========

   (a) An after-tax charge of $32 million resulting from a cumulative adjustment to the leasing portfolio, which was triggered under Statement of Financial Accounting Standards No. 13 "Accounting for Leases"
("SFAS 13") by the combination of a reduction in state and local taxes and a restructuring of the lease portfolio completed in the first quarter. The SFAS 13 adjustment impacts the timing of lease income reported by the Company, and resulted in a reduction in net interest income of $145 million, offset by tax benefits of $113 million.

   (b) A $27 million after-tax gain on the sale of a portion of the Company's interest in Wing Hang Bank Limited ("Wing Hang"), a Hong Kong based bank, which was recorded in other income, and $19 million ($12 million after-tax) of higher than anticipated securities gains in the first quarter resulting from realized gains on sponsor fund investments in Kinkos, Inc., Bristol West Holdings, Inc., Willis Group Holdings, Ltd., and True Temper Sports, Inc.

   (c) The Company also took several actions associated with its long-term cost reduction initiatives. These actions included an after-tax severance charge of $6 million related to staff reductions tied to job relocations and a $5 million after-tax charge for terminating high cost leases associated with the staff redeployments.

(2) A number of amounts related to net interest income are presented on a "taxable equivalent basis". The Company believes that this presentation provides comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards.

(3) The Company participates in unconsolidated investments that own real estate qualifying for low income housing tax credits based on Section 42 of the Internal Revenue Code.

The Company's share of operating losses generated by these investments is recorded as other income. The Company has historically netted the tax credits generated by these investments against the related operating losses. The Company has reviewed this accounting method and has decided to record these tax credits as a reduction of income tax expense. Prior period results for other income and income tax expense have been reclassified and did not have an impact on net income. See pages 38 to 40 of the Company's March 31, 2005 Form 10-Q.

FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward looking statements including, among other things, projections with respect to revenue and earnings and the Company's plans and objectives and as such are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward looking statements. These include lower than expected performance or higher than expected costs in connection with acquisitions and integration of acquired businesses, the level of capital market and trading activity, changes in customer credit quality, market performance, the effects of capital reallocation, portfolio performance, changes in regulatory expectations and standards, ultimate differences from management projections or market forecasts, the actions that management could take in response to these changes and other factors described under the heading "Forward Looking Statements and Factors That Could Affect Future Results" in the Company's 2004 Form 10-K and First Quarter 2005 Form 10-Q which have been filed with the SEC and are available at the SEC's website (www.sec.gov).

Forward looking statements speak only as of the date they are made. The Company will not update forward looking statements to reflect factual assumptions, circumstances or events that have changed after a forward looking statement was made.

(Financial highlights and detailed financial statements are attached.)

Contact Information

Media:                                    Investors:
---------                                 -------------
R. Jeep Bryant, MD                        Joseph F. Murphy, MD
(212) 635-1569                            (212) 635-7740

                                          Gregg A. Scheuing, VP
                                          (212) 635-1578

                               THE BANK OF NEW YORK COMPANY, INC.
                                      Financial Highlights
                        (Dollars in millions, except per share amounts)
                                           (Unaudited)

                                              June 30,       March 31,       June 30,
                                                2005           2005            2004
                                            ------------   -------------   ------------
  Quarter
  -------
  Revenue (tax equivalent basis)            $      2,077   $       1,917   $      1,775
  Net Income                                         398             379            371
  Basic EPS                                         0.52            0.49           0.48
  Diluted EPS                                       0.52            0.49           0.48
  Cash Dividends Per Share                          0.20            0.20           0.20
  Return on Average Common
   Shareholders' Equity                            17.12%          16.52%         17.14%
  Return on Average Assets                          1.59            1.55           1.49
  Efficiency Ratio                                  65.7            66.2           63.9

  Year-to-date
  ------------
  Revenue (tax equivalent basis)            $      3,995   $       1,917   $      3,450
  Net Income                                         777             379            735
  Basic EPS                                         1.01            0.49           0.95
  Diluted EPS                                       1.00            0.49           0.94
  Cash Dividends Per Share                          0.40            0.20           0.39
  Return on Average Common
    Shareholders' Equity                           16.82%          16.52%         17.15%
  Return on Average Assets                          1.57            1.55           1.48
  Efficiency Ratio                                  65.9            66.2           66.3

  Assets                                    $    103,063   $      96,537   $     97,536
  Loans                                           40,681          38,764         38,205
  Securities                                      25,779          23,907         22,986
  Deposits - Domestic                             37,921          33,634         36,279
           - Foreign                              26,076          25,328         24,781
  Long-Term Debt                                   7,586           7,389          6,025
  Common Shareholders' Equity                      9,471           9,335          8,785

  Common Shareholders'
   Equity Per Share                         $      12.29   $       12.02   $      11.29
  Market Value Per Share
   of Common Stock                                 28.78           29.05          29.48

  Allowance for Loan Losses as
   a Percent of Total Loans                         1.38%           1.50%          1.57%
  Allowance for Loan Losses as
   a Percent of Non-Margin Loans                    1.62            1.78           1.86
  Total Allowance for Credit Losses as
   a Percent of Total Loans                         1.75            1.85           2.03
  Total Allowance for Credit Losses as
   a Percent of Non-Margin Loans                    2.05            2.19           2.42


  Tier 1 Capital Ratio                              8.06            8.13           7.70
  Total Capital Ratio                              12.48           12.54          11.63
  Leverage Ratio                                    6.55            6.56           6.00
  Tangible Common Equity Ratio                      5.26            5.48           4.95

  Employees                                       22,993          23,160         23,001

  Assets Under Custody (In trillions)
  Total Assets Under Custody                $       10.3   $         9.9   $        8.7
   Equity Securities                                  35%             34%            34%
   Fixed Income Securities                            65              66             66
  Cross-Border Assets Under Custody         $        2.9   $         2.8   $        2.4

  Assets Under Administration (In billions) $         33   $          33   $         32

  Assets Under Management (In billions)
  Total Assets Under Management                      106             104             93
   Equity Securities                                  34%             34%            36%
   Fixed Income Securities                            21              21             22
   Alternative Investments                            15              15             14
   Liquid Assets                                      30              30             28

                                   THE BANK OF NEW YORK COMPANY, INC.
                                   Consolidated Statements of Income
                            (Dollars in millions, except per share amounts)
                                              (Unaudited)
                                                               For the three         For the six
                                                                months ended         months ended
                                                                  June 30,             June 30,
                                                              2005       2004       2005      2004
                                                             ------    -------    -------   -------
Interest Income
---------------
Loans                                                        $  367     $  272     $  708    $  389
Margin loans                                                     62         35        117        69
Securities
  Taxable                                                       233        180        440       360
  Exempt from Federal Income Taxes                               10         10         19        19
                                                             ------    -------    -------   -------
                                                                243        190        459       379
Deposits in Banks                                                67         78        138       147
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                        36         17         64        33
Trading Assets                                                   39          9         61        23
                                                             ------    -------    -------   -------
    Total Interest Income                                       814        601      1,547     1,040
                                                             ------    -------    -------   -------
Interest Expense
----------------
Deposits                                                        220        126        404       244
Federal Funds Purchased and Securities Sold
  Under Repurchase Agreements                                     7          3         14         5
Other Borrowed Funds                                             25          9         38        18
Customer Payables                                                28         12         53        24
Long-Term Debt                                                   64         30        113        60
                                                             ------    -------    -------   -------
    Total Interest Expense                                      344        180        622       351
                                                             ------    -------    -------   -------
Net Interest Income                                             470        421        925       689
-------------------
Provision for Credit Losses                                       5         10         (5)       22
                                                             ------    -------    -------   -------
Net Interest Income After Provision for Credit Losses           465        411        930       667
                                                             ------    -------    -------   -------
Noninterest Income
------------------
Servicing Fees
 Securities                                                     776        716      1,527     1,432
 Global Payment Services                                         76         83        151       162
                                                             ------    -------    -------   -------
                                                                852        799      1,678     1,594
Private Client Services and Asset Management Fees               122        113        243       221
Service Charges and Fees                                        103         93        195       189
Foreign Exchange and Other Trading Activities                   103        100        199       206
Securities Gains                                                 23         12         35        45
Other                                                            53         39         84       121
                                                             ------    -------    -------   -------
    Total Noninterest Income                                  1,256      1,156      2,434     2,376
                                                             ------    -------    -------   -------
Noninterest Expense
-------------------
Salaries and Employee Benefits                                  640        570      1,258     1,144
Net Occupancy                                                    82         72        160       153
Furniture and Equipment                                          51         51        103       102
Clearing                                                         42         44         88        92
Sub-custodian Expenses                                           24         22         47        44
Software                                                         55         50        108        99
Communications                                                   22         23         45        47
Amortization of Intangibles                                      10          8         18        16
Other                                                           197        172        373       328
                                                             ------    -------    -------   -------
    Total Noninterest Expense                                 1,123      1,012      2,200     2,025
                                                             ------    -------    -------   -------
Income Before Income Taxes                                      598        555      1,164     1,018
Income Taxes                                                    200        184        387       283
                                                             ------    -------    -------   -------
Net Income                                                   $  398     $  371     $  777    $  735
----------                                                   ======     ======     ======    ======
Per Common Share Data:
----------------------
   Basic Earnings                                            $ 0.52     $ 0.48     $ 1.01    $ 0.95
   Diluted Earnings                                            0.52       0.48       1.00      0.94
   Cash Dividends Paid                                         0.20       0.20       0.40      0.39
Diluted Shares Outstanding                                      772        779        775       778

                                   THE BANK OF NEW YORK COMPANY, INC.
                                      Consolidated Balance Sheets
                            (Dollars in millions, except per share amounts)
                                             (Unaudited)
                                                           June 30, 2005       December 31, 2004
                                                      ------------------       -----------------
Assets
------
Cash and Due from Banks                               $            2,957       $           3,886
Interest-Bearing Deposits in Banks                                 7,061                   8,192
Securities
  Held-to-Maturity                                                 2,183                   1,886
  Available-for-Sale                                              23,596                  21,916
                                                      ------------------       -----------------
    Total Securities                                              25,779                  23,802
Trading Assets at Fair Value                                       6,632                   4,627
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                          7,194                   5,708
Loans (less allowance for loan losses of $562 in 2005
  and $591 in 2004)                                               40,119                  35,190
Premises and Equipment                                             1,050                   1,097
Due from Customers on Acceptances                                    120                     137
Accrued Interest Receivable                                          331                     285
Goodwill                                                           3,492                   3,477
Intangible Assets                                                    785                     793
Other Assets                                                       7,543                   7,335
                                                      ------------------       -----------------
     Total Assets                                     $          103,063       $          94,529
                                                      ==================       =================
Liabilities and Shareholders' Equity
------------------------------------
Deposits
 Noninterest-Bearing (principally domestic offices)   $           18,485       $          17,442
 Interest-Bearing
   Domestic Offices                                               19,898                  18,692
   Foreign Offices                                                25,614                  22,587
                                                      ------------------       -----------------
     Total Deposits                                               63,997                  58,721
Federal Funds Purchased and Securities
  Sold Under Repurchase Agreements                                 1,415                   1,205
Trading Liabilities                                                3,088                   2,873
Payables to Customers and Broker-Dealers                           8,647                   8,664
Other Borrowed Funds                                               1,058                     533
Acceptances Outstanding                                              121                     139
Accrued Taxes and Other Expenses                                   4,442                   4,452
Accrued Interest Payable                                             123                     113
Other Liabilities (including allowance for
  lending-related commitments of
  $148 in 2005 and $145 in 2004)                                   3,115                   2,418
Long-Term Debt                                                     7,586                   6,121
                                                      ------------------       -----------------
     Total Liabilities                                            93,592                  85,239
                                                      ------------------       -----------------
Shareholders' Equity
 Common Stock-par value $7.50 per share,
  authorized 2,400,000,000 shares, issued
  1,047,761,908 shares in 2005 and
  1,044,841,603 shares in 2004                                     7,858                   7,836
 Additional Capital                                                1,820                   1,790
 Retained Earnings                                                 6,618                   6,162
 Accumulated Other Comprehensive Income                              (24)                     (6)
                                                      ------------------       -----------------
                                                                  16,272                  15,782
 Less: Treasury Stock (276,660,662 shares in 2005
        and 266,720,629 shares in 2004), at cost                   6,791                   6,492
       Loan to ESOP (305,261 shares in 2005), at cost                 10                       -
                                                      ------------------       -----------------
     Total Shareholders' Equity                                    9,471                   9,290
                                                      ------------------       -----------------
     Total Liabilities and Shareholders' Equity       $          103,063       $          94,529
                                                      ==================       =================
------------------------------------------------------------------------------------------------
Note: The balance sheet at December 31, 2004 has been derived from the audited financial statements at that date.


                                  THE BANK OF NEW YORK COMPANY, INC.
                      Average Balances and Rates on a Taxable Equivalent Basis
                                           (Preliminary)
                                       (Dollars in millions)

                                              For the three months        For the three months
                                               ended June 30, 2005         ended June 30, 2004
                                         ----------------------------  ----------------------------
                                          Average             Average   Average             Average
                                          Balance   Interest   Rate     Balance   Interest   Rate
                                         ---------  --------  -------  ---------  --------  -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                     $   9,182  $     67    2.91%  $  12,779  $     78    2.47%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements           5,160        36    2.81       7,340        17    0.92
Margin Loans                                 6,341        62    3.93       6,495        35    2.18
Loans
 Domestic Offices                           22,719       261    4.62      22,236       209    3.79
 Foreign Offices                            10,141       106    4.19       8,947        62    2.80
                                         ---------  --------           ---------  --------
   Non-Margin Loans                         32,860       367    4.49      31,183       271    3.50
                                         ---------  --------           ---------  --------
Securities
 U.S. Government Obligations                   282         2    3.21         479         3    2.46
 U.S. Government Agency Obligations          3,804        38    3.95       4,008        33    3.27
 Obligations of States and
  Political Subdivisions                       211         4    7.24         235         5    7.96
 Other Securities                           20,422       206    4.04      18,163       158    3.45
 Trading Securities                          3,416        39    4.62       2,082         9    1.69
                                         ---------  --------           ---------  --------
   Total Securities                         28,135       289    4.12      24,967       208    3.30
                                         ---------  --------           ---------  --------
Total Interest-Earning Assets               81,678       821    4.04%     82,764       609    2.95%
                                                    --------                      --------
Allowance for Credit Losses                   (584)                         (629)
Cash and Due from Banks                      2,898                         2,842
Other Assets                                16,469                        15,396
                                         ---------                     ---------
   TOTAL ASSETS                          $ 100,461                     $ 100,373
                                         =========                     =========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts              $   7,075  $     26    1.48%  $   6,864  $     12    0.68%
 Savings                                     8,939        24    1.10       9,357        15    0.66
 Certificates of Deposit
  $100,000 & Over                            3,065        24    3.10       3,917        12    1.21
 Other Time Deposits                           868         5    2.18         953         4    1.60
 Foreign Offices                            26,332       141    2.14      26,568        83    1.26
                                         ---------  --------           ---------  --------
  Total Interest-Bearing Deposits           46,279       220    1.91      47,659       126    1.06
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                                  1,152         7    2.58       1,612         3    0.68
Payables to Customers and Broker-Dealers     5,984        28    1.90       6,813        12    0.69
Other Borrowed Funds                         1,954        25    5.11       2,387         9    1.51
Long-Term Debt                               7,485        64    3.41       6,139        30    1.92
                                         ---------  --------           ---------  --------
  Total Interest-Bearing Liabilities        62,854       344    2.20%     64,610       180    1.11%
                                                    --------                      --------
Noninterest-Bearing Deposits                15,260                        14,803
Other Liabilities                           13,022                        12,256
Common Shareholders' Equity                  9,325                         8,704
                                         ---------                     ---------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                  $ 100,461                     $ 100,373
                                         =========                     =========
Net Interest Earnings
 and Interest Rate Spread                           $    477    1.84%             $    429    1.84%
                                                    ========  =======             ========  =======
Net Yield on Interest-Earning Assets                            2.34%                         2.09%
                                                              =======                       =======


                                       THE BANK OF NEW YORK COMPANY, INC.
                          Average Balances and Rates on a Taxable Equivalent Basis
                                                 (Preliminary)
                                             (Dollars in millions)

                                                 For the six months         For the six months
                                                ended June 30, 2005        ended June 30, 2004
                                            --------------------------  ----------------------------
                                            Average            Average  Average             Average
                                            Balance  Interest   Rate    Balance   Interest     Rate
                                            -------- --------- -------  -------- --------- ---------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                        $  9,502  $    138    2.93%  $12,235  $    147    2.41%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements             4,989        64    2.57     7,228        33    0.93
Margin Loans                                   6,374       117    3.70     6,337        69    2.18
Loans
 Domestic Offices                             22,429       507    4.56    21,655       264    2.46
 Foreign Offices                              10,221       201    3.97     9,074       125    2.77
                                            --------  --------           -------  --------
   Non-Margin Loans                           32,650       708    4.37    30,729       389    2.55
                                            --------  --------           -------  --------
Securities
 U.S. Government Obligations                     320         5    3.12       459         5    2.39
 U.S. Government Agency Obligations            3,554        69    3.85     4,154        68    3.25
 Obligations of States and
  Political Subdivisions                         205         7    7.29       241         8    6.73
 Other Securities                             20,054       392    3.91    18,039       311    3.46
 Trading Securities                            2,943        61    4.20     2,417        24    1.95
                                            --------  --------           -------  --------
   Total Securities                           27,076       534    3.95    25,310       416    3.29
                                            --------  --------           -------  --------
Total Interest-Earning Assets                 80,591     1,561    3.91%   81,839     1,054    2.59%
                                                      --------                    --------
Allowance for Credit Losses                     (586)                       (654)
Cash and Due from Banks                        3,528                       2,907
Other Assets                                  16,322                      15,934
                                            --------                     -------
   TOTAL ASSETS                             $ 99,855                    $100,026
                                            ========                     =======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts                 $  6,996  $     47    1.37%  $ 6,736  $     23    0.68%
 Savings                                       8,920        45    1.02     9,253        31    0.66
 Certificates of Deposit
  $100,000 & Over                              2,973        42    2.85     3,952        24    1.23
 Other Time Deposits                             883         9    1.97       984         7    1.53
 Foreign Offices                              25,900       261    2.03    26,201       159    1.22
                                            --------  --------           -------  --------
  Total Interest-Bearing Deposits             45,672       404    1.78    47,126       244    1.04
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                                    1,270        14    2.18     1,612         5    0.67
Other Borrowed Funds                           1,890        38    4.03     2,393        18    1.50
Payables to Customers and Broker-Dealers       6,184        53    1.73     6,893        24    0.71
Long-Term Debt                                 7,047       113    3.21     6,174        60    1.94
                                            --------  --------           -------  --------
  Total Interest-Bearing Liabilities          62,063       622    2.02%   64,198       351    1.10%

Noninterest-Bearing Deposits                  15,389                      14,410
Other Liabilities                             13,090                      12,805
Common Shareholders' Equity                    9,313                       8,613
                                            --------                    --------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                     $ 99,855                    $100,026
                                            ========                    ========
Net Interest Earnings
 and Interest Rate Spread                             $    939    1.89%           $    703    1.49%
                                                      ========  =======           ========  =======
Net Yield on Interest-Earning Assets                              2.35%                       1.73%
                                                                =======                     =======